EXHIBIT 23.3


              CONSENT OF NETHERLAND, SEWELL AND ASSOCIATES, INC.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the use of our name and information related to reserves in the Annual Report on Form 10-K of Western Gas Resources, Inc. and Subsidiaries for the year ended December 31, 2003.

Netherland, Sewell and Associates, Inc.

         By: /s/ C.H. Scott Rees
             ---------------------------
         C.H. (Scott) Rees III
         President and Chief Operating Officer



Denver, Colorado
April 12 2004